 Fixed Income Investor Presentation  March 2026  Issuer Free Writing Prospectus Filed pursuant to Rule 433  Supplementing the Preliminary Prospectus, dated March 11, 2026  Registration No. 333-[•]

 Disclaimer and Caution About Forward-Looking Statements  2  OFG Bancorp (the "Company" or "OFG") has filed a registration statement, including a prospectus (the “Preliminary Prospectus”), with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the registration statement, the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, the Company any underwriter or any dealer participating in the offerings will arrange to send you the prospectus and the related Preliminary Prospectus if you request it from Keefe, Bruyette & Woods, A Stifel Company, by emailing USCapitalMarkets@kbw.com or Piper Sandler & Co. by emailing fsg-dcm@psc.com.  This presentation shall not constitute an offer to sell or a solicitation of an offer to buy securities or an invitation or inducement to engage in investment activity nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities law of any such jurisdiction.  Forward Looking Statements  The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause such a difference include but are not limited to the rate of growth in the economy and employment levels, inflationary pressures or recessionary conditions, as well as general business and economic conditions; changes in interest rates, as well as the magnitude of such changes; a credit default by municipalities of the government of Puerto Rico; a credit default by the U.S. government or a downgrade in the credit ratings of the U.S. government; the impacts related to, or resulting from, bank failures and other volatility, including potential increased regulatory and compliance requirements and costs and potential impacts to macroeconomic conditions, which could affect the ability of depository institutions, including the Bank, to attract and retain depositors and to borrow or raise capital; the actual or perceived soundness of other financial institutions, including as a result of the financial or operational failure of a major financial institution, or concerns about the creditworthiness of such a financial institution or its ability to fulfill its obligations, which can cause substantial and cascading disruption within the financial markets; amendments to the fiscal plans approved by the Financial Oversight and Management Board for Puerto Rico; determinations in the court-supervised debt-restructuring process for the Puerto Rico Electric Power Authority (“PREPA”) under Title III of PROMESA, as well as the ability to successfully implement any court-approved plan of adjustment for PREPA or any other Puerto Rico government instrumentality or public corporation; unforeseen or catastrophic events, including extreme weather events, other natural disasters, man-made disasters, pandemics, war or other international conflicts and acts of terrorism (including cyber-attacks), or utility disruptions, any of which could significantly affect delinquency rates, loan and accounts receivable balances and other aspects of our business and results of operations; the impact of property, credit and other losses in Puerto Rico as a result of hurricanes, earthquakes and other natural disasters; the amount of government financial assistance for the reconstruction of Puerto Rico’s infrastructure, which was impacted by the effects of Hurricane Maria in 2017, earthquakes in 2020, and Hurricane Fiona in 2022; the pace and magnitude of Puerto Rico’s economic recovery; the fiscal and monetary policies of the federal government and its agencies; the potential impact of a federal government shutdown, including delays in federal spending, disruptions to economic activity, and uncertainty in financial markets; the impact of changes in trade policies of the federal government, including the changes in imported good tariffs, as well as the impact of federal spending cuts on federal emergency and stimulus funds, and their effect on the economy; the impact of changes in federal economic policies, including the spending and tax cuts arising under the recently enacted One Big Beautiful Bill Act, as well as their effect on the U.S. and Puerto Rico economies; changes in federal bank regulatory and supervisory policies, including with respect to required levels of capital; the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; the performance of the stock and bond markets; our ability to successfully invest in, deploy, and maintain advanced technologies, including artificial intelligence and digital banking platforms; competition in the financial services industry; and possible additional legislative, tax or regulatory changes. Other possible events or factors that could cause results or performance to differ materially from those expressed in these forward-looking statements include the following: negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of non-performing assets, charge-offs and provision for credit losses expense; changes in interest rates and market liquidity which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products or services in the primary and secondary markets; adverse movements and volatility in debt and equity capital markets; changes in market rates and prices which may adversely impact the value of financial assets and liabilities; risk of impairment of investment securities, goodwill, other intangible assets or deferred tax assets; liabilities resulting from litigation and regulatory investigations; changes in accounting standards, rules and interpretations; increased competition; OFG’s ability to grow its core businesses; decisions to downsize, sell or close units or otherwise change OFG’s business mix; and management’s ability to identify and manage these and other risks.  For a discussion of such factors and certain risks and uncertainties to which OFG is subject, please refer to OFG’s annual report on Form 10-K for the year ended December 31, 2025, as well as its other filings with the SEC. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

 Non-GAAP Financial Measures and Market and Industry Data  3  Non-GAAP Financial Measures  In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures within the meaning of the SEC Regulation G, including Tangible Common Equity (TCE), Tangible Common Equity / Tangible Assets, Return on Average Tangible Common Stockholders’ Equity (ROATCE), Pre Provision Net Revenues (PPNR), PPNR Return on Average Assets (PPNR ROAA), Core Revenues, Core Deposits, Core Deposit Cost, Efficiency Ratio, Non-interest Income, net (Core), to clarify and enhance understanding of past performance and prospects for the future. These non-GAAP financial measures should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents. For example, the Company’s definitions of non-GAAP financial measures may differ from non-GAAP financial measures used by other companies. For a description of the non-GAAP financial information included herein, see the slide entitled “Non-GAAP Measures Definitions.” For reconciliations to the most directly comparable GAAP measure, see the appendix to this presentation.  Market and Industry Data  This presentation includes market and industry data and forecasts that the Company has derived from independent consultant reports, publicly available information, various industry publications, other published industry sources, and its internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Although the Company believes that these third-party sources are reliable, it does not guarantee the accuracy or completeness of this information, and the Company has not independently verified this information. The Company's internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which the Company operates and management's understanding of industry conditions. Although the Company believes that such information is reliable, it has not had this information verified by any independent sources. In addition, the information contained in this presentation is as of the date hereof (except where otherwise indicated), and the Company has no obligation to update such information, including in the event that such information becomes inaccurate or if estimates change. Subsequent materials may be provided by or on behalf of the Company in its discretion and such information may supplement, modify or supersede the information in these materials. Neither the Company, nor any of its respective affiliates, advisors or representatives shall have any liability whatsoever (in negligence or otherwise) for any loss or damage howsoever arising from any use of these materials or their contents or otherwise arising in connection with these materials.

OFGBancorp

Overview of OFG Financial

OFG Financial

- Founded in 1964, serving retail and commercial customers throughout Puerto Rico and the U.S. Virgin Islands
- 3rd largest bank in Puerto Rico by deposits[1]
- Proven leadership team with 30+ years of banking experience, deep market knowledge and track record of navigating local economic cycles
- Differentiated omnichannel digital platform enables enhanced customer experience and process efficiencies; Puerto Rico's *digital-first challenger bank*

Scale	$12.5B Total Assets	$8.2B Gross Loans[2]	$10.3B Total Deposits	$5.1B Wealth Management	$5.6B Mtg. Servicing Portfolio
Profitability	$205M Net Income	1.70% Return on Avg. Assets	16.5% Return on Avg. TCE[3]	5.27% Net Interest Margin	53% Efficiency Ratio
Capital	$1.3B Tangible Common Equity[3]	10.5% TCE / TA[3]	10.7% Leverage Ratio	14.0% CET1 Ratio	15.2% TRBC Ratio

OFG's Puerto Rico & U.S. Virgin Islands Footprint


San Juan
Carolina
St. Thomas
St. John
Bayamón
Puerto Rico
Caguas
Mayagüez
St. Croix
Ponce

44 Branches	19 Self-Serve Kiosks	295 ATMs	40 ITMs	#3 PR Mkt. Share[1]


Gross Loans[2]
$8.2B
Mortgage 17%
Commercial 43%
Consumer 8%
Auto 32%


Total Deposits
$10.3B
Brokered CD 3%
Demand 57%
Savings 22%
Time 18%

Note: OFG financial data as of or for the year ended December 31, 2025, except as noted.
(1) Deposit market share data per S&P Capital IQ Pro as of 6/30/2025.
(2) Represents gross loans held-for-investment.
(3) Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included in Appendix for a reconciliation to this measure's most directly comparable GAAP financial measure.

4

 Mari Evelyn Rodríguez Mimoso  Chief Retail Banking Officer  Ms. Rodríguez leads business development for small business, residential mortgage and auto loan portfolios while holding additional oversight of Oriental Insurance, Oriental Financial Services and trust operations. She is recognized for expanding financial service technology platforms across all three major public banks in Puerto Rico. She earned a B.A. from Harvard University and an MBA from the University of Michigan.  Experienced Executive Management Team  José R. Fernández  Chief Executive Officer & Chairman  Mr. Fernández has served as CEO since 2004 and was appointed Chairman of the Board in 2024, distinguishing him as the longest-serving CEO among Puerto Rico’s publicly traded banks. Under his leadership, the institution grew from the 9th largest in the market to a top-three leader across retail, commercial and wealth management segments. He holds a B.S. from the University of Notre Dame and an MBA from the University of Michigan.  Patrick J. Haggarty  Managing Director, Commercial Banking  Mr. Haggarty oversees commercial services for corporate and institutional clients. He has over 35 years of banking experience in Puerto Rico, with a focus on commercial banking over the last two decades. He joined Oriental in 2012 after it acquired BBVA’s Puerto Rico operations where he led the wholesale banking business from 2003 to 2012. He holds an MBA from IESE Business School and a B.A. from Tufts University.  Ada García Castello  Managing Director, Customer Intelligence and Operations  Maritza Arizmendi Díaz  Chief Financial Officer  Appointed to his role in 2021, Mr. González advises Oriental’s leadership on strategic initiatives including M&A, corporate finance, securities and corporate governance. He was a key figure in the successful execution and integration of the acquisitions of Scotiabank’s Puerto Rico and U.S. Virgin Islands operations in 2019 and BBVA’s Puerto Rico operations in 2012. He holds a bachelor’s from Columbia University and a J.D. from the NYU School of Law.  Hugh González  General Counsel and Secretary  César A. Ortiz-Marcano  Chief Risk Officer  Mr. Ortiz is responsible for an enterprise-wide risk management strategy that aligns business growth with regulatory requirements, drawing on his previous experience as Managing Director of Retail Business Development. In his prior role, he managed the growth of the bank's consumer, mortgage and auto loan portfolios, ensuring a granular understanding of credit risk. He is a Certified Public Accountant and holds an MBA from MIT Sloan.  Named CFO in 2017 after serving as SVP of Corporate Finance and Chief Accounting Officer, Ms. Arizmendi oversees corporate finance, treasury, ALM, information technology and capital planning. Prior to Oriental, Ms. Arizmendi served as Chief Financial Officer and Treasurer of BBVA’s PR Operations. She is a Certified Public Accountant and attorney with a B.S. and J.D. from the University of Puerto Rico.  5  Named to her position in 2022, Ms. García manages all retail and business banking operations with a specific mandate over data integrity and analytics. She has held leadership roles at the bank since 2012, previously serving as Director of Business Development and Director of the residential mortgage business. She holds both a bachelor’s and master’s degree in mathematics and computer science from the Technical University of Dresden.

OFGBancorp

Corporate History


1987: Initial public offering of common stock on NASDAQ
2004: José Rafael Fernández named president; leads the transformation to a bank offering the full range of commercial and retail banking services
2012: Acquired Puerto Rico operations of Banco Bilbao Vizcaya Argentaria, S.A. (BBVA)
2014: Oriental Bank becomes a pioneer in online and mobile banking in Puerto Rico with the launch of FOTOdeposit and People Pay
2023: Oriental Servicing Portal launched, enabling access to a growing number retail products and services from one online and mobile friendly site
1990: First local bank to have a trust division through acquisition of a subsidiary of Drexel Burnham Lambert Puerto Rico
2010: Acquired selected loans, deposits and businesses of Puerto Rico-based Eurobank
2013: Corporate name changed to OFG Bancorp
2019: Acquired Puerto Rico and U.S. Virgin Islands operations of The Bank of Nova Scotia (Scotiabank)
$12.5B
1993: First bank in Puerto Rico to establish a broker-dealer (Oriental Financial Services)
1995: Insurance subsidiary established
1964: Oriental Federal Savings and Loan Association founded in Humacao, Puerto Rico
1964
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Total Assets ($B)

6

 The OFG Investment Thesis  Favorable economic outlook for Puerto Rico: historically low unemployment, strong business and retail activity, and long-term capital investment from the Federal government and private sector  •1 Leading Puerto Rico franchise with scaled presence and strong local brand  •2 Consistent organic growth, supplemented by disciplined, opportunistic acquisitions  •3 History of strong asset quality and robust capital levels  •4 Peer-leading profitability with significant capital generation capacity  •5 Differentiated digital approach enabling enhanced customer experience  •6 Diversified revenue base with insurance, wealth and mortgage servicing fee income streams  •7 Strong risk management practices; granular loan portfolio with focus on concentration  •8 Experienced management team with banking experience through all market cycles  •9  7

 History of Steady Growth  8  Source: OFG company documents and S&P Capital IQ Pro; Financial data for the end of each period presented per public filings.  Total Assets ($B)  2021Y 2022Y  Total Deposits ($B)  Gross Loans ($B)  2021Y 2022Y 2023Y  Tangible Common Equity1 ($B)  $9.9  $9.8  $11.3  $11.5  $12.5  2023Y  2024Y  2025Y  $6.4  $6.8  $7.5  $7.8  $8.2  2024Y  2025Y  $8.6  $8.6  $9.8  $9.6  $10.3  2021Y  2022Y  2023Y  2024Y  2025Y  $0.9  (1) Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included in Appendix for a reconciliation to this measure’s most directly comparable GAAP financial measure.  $0.9  $1.1  $1.2  $1.3  2021Y  2022Y  2023Y  2024Y  2025Y

 2.08%  2.65%  3.20%  2.97%  2.83%  1.75%  1.54%  1.42%  1.67%  1.63%  1.77%  2.13%  1.85%  1.91%  2021Y 2022Y  Annual ROAE  2023Y  2024Y  2025Y  Consistent Top-Tier Profitability Versus Peers  16.0%  16.4%  15.8%  15.3%  11.1%  9.3%  9.9%  9.7%  14.4%  13.5%  13.1%  18.5%  15.0%  13.9%  15.2% PR Peers  2021Y 2022Y 2023Y 2024Y 2025Y 2021Y 2022Y 2023Y  Source: OFG company documents and S&P Capital IQ Pro; Financial data for the end of each period presented per public filings  Note: Puerto Rico Peers include BPOP and FBP; Mainland Peers include AMTB, ABCB, BANF, CUBI, EGBN, FCF, FFIN, RNST, STBA, SFBS, TOWN, TRMK, UCB and WSBC  9  1.64%  1.79%  1.75%  1.70%  1.18%  1.00%  1.16%  1.19%  1.47%  1.42%  1.35%  1.54%  1.19%  1.21%  1.46%  2021Y 2022Y  Annual ROATCE1  2023Y  2024Y  2025Y  OFG  Peers  PR Peers  2.16%  Mainland  Annual Pre-Provision Net Revenue (PPNR) ROAA1  Annual ROAA  18.0%  (1) Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included in Appendix for a reconciliation to this measure’s most directly comparable GAAP financial measure.  18.1%  17.2%  16.5%  16.0%  13.1%  13.6%  12.6%  16.2%  15.7%  15.7%  20.3%  16.1%  14.8%  2024Y  2025Y  OFG  Mainland Peers  OFG  Mainland Peers  PR Peers  OFG  Peers  16.1%PR Peers  Mainland

 925K  850K  775K  700K  1,000K  2017 2018 2019 2020 2021 2022  2023  2024  2025  Recent Puerto Rico Manufacturing Expansion Announcements  Investment  $1.2B  $650M  $46M  $64M  $45M  $17M  $6M  $6M  $6M  $31M  $1.5M  $8M  Jobs  1,000  750  100  250  180  46  168  10  36  90  200  400  Industry  Pharma  Solar  Medical Devices/Products  Electrical/Technology  Military  Puerto Rico Economic Trends and Outlook  Source: US Bureau of Labor Statistics; Government of Puerto Rico Central Office for Recovery, Reconstruction and Resiliency (COR3); Puerto Rico Economic Development Bank; Puerto Rico Fiscal Agency & Financial Advisory Authority; Puerto Rico Department of Economic Development and Commerce; Department of Economic Development and Commerce press releases.  Total Non-Farm Employment (K)  December 2025 = 969K  120.0  110.0  100.0  90.0  130.0  2017  2018  2019  2020  2021  2022  2023  2024  2025  Economic Activity Index (January 1980=100)  November 2025 = 128.1  Maria Covid  Maria Covid  10  Economic Trends  Puerto Rico’s economy remains stable and resilient, with historically low unemployment, strong liquidity levels and rising wages  Solidified status as the #2 U.S. Pharma/Medical exporter, representing  ~18% of total U.S. export capacity  5th consecutive record year for tourism in 2025 with 6.8M air arrivals  Reshoring and Expansion Potential  ~$2B+ of new investments committed to reshoring are expected to create  ~4,000 new jobs across several key growth industries (e.g. Pharma, Medical Devices, Solar and Technology)  Washington is showing renewed interest in leveraging Puerto Rico’s strategic geography for Federal / Military uses  Deep distribution, strong risk-management and commercial discipline position OFG well for success in PR’s current macro landscape  Outlook  $40.8B of Federal recovery and reconstruction funds dispersed through February 2026 with an additional $50.8B expected to be paid through 2035 are producing powerful economic tailwinds  Tax incentives, public-private partnerships, and Puerto Rico’s emergence as a strategic reshoring hub beginning to show results

OFG Bancorp

Digital First: Leader in Puerto Rico Banking Innovation

For more than a decade, Oriental has pioneered digital banking in Puerto Rico, enabling a differentiated customer experience, personalized insights with advanced analytics, and highly efficient back-office processes

- Omnichannel platform provides customers a seamless banking experience, transforming branches into relationship-building hubs
- Digital product suite tailored to specific markets: **Libre** (mass market), **Elite** (mass affluent), **Oriental Biz** (small business)
- Intelligent Banking provides real-time, value-added insights that help customers better manage their finances

Retail Digital/Self-Service Channel Use

96% of all routine transactions

98% of all deposit transactions

71% of all loan payments

Key Growth Drivers (4Q25 vs. 4Q24)

+9% digital enrollment

+5% digital loan payments

+10% virtual teller use

+4.3% net customer growth



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Depósitos

Key Digital Performance Metrics



90-Day Active Users
+19.6%
142K
169K
2023
2025
Digital Account Open
+90.2%
12.9%
24.5%
2023
2025
Self Service Payments
+17.4%
60.8%
71.4%
2023
2025
Digital Service Usage
+35.5%
46.7%
63.3%
2023
2025

11

 Oriental Bank awarded the 2024 Silver Lender of the Year for the Puerto Rico and US Virgin Islands region for the second year  OFG Recognition  Ranked in the Top 10 on the 2024 S&P Global list of top U.S. banks by financial performance with more than $10B in assets  Ranked in the Top 10 on the 2025 American Banker Top Performing Banks in the U.S. with  $10B-$50B in assets  CEO José Rafael Fernández named American Banker’s Community Banker of the Year in 2023  12

 Financial Performance

 Operational Highlights  Loans ($B, Avg. Balance)  Core Deposits1 ($B, Avg. Balance)  New Loan Origination ($M)  1Q25 2Q25 3Q25 4Q25  Loan Yield  3Q24 4Q24 1Q25 2Q25 3Q25 4Q25  Core Deposit Cost1  Includes Non-Interest-Bearing Deposits,  Before Fair Value Amortization from Scotiabank Deposits  3Q24 4Q24 1Q25 2Q25 3Q25 4Q25  Net Interest Margin  $7.63  $7.72  $7.78  $7.96  $8.10  $8.12  3Q24  4Q24  $9.59  $9.56  $9.62  $9.74  $9.87  $9.93  $572  $609  $559  $784  $624  $606  8.05%  8.01%  7.99%  7.91%  7.90%  7.73%  3Q24  4Q24  1Q25  2Q25  3Q25  4Q25  1.53%  1.46%  1.42% 1.42%  1.47%  1.42%  3Q24  4Q24  1Q25  2Q25  3Q25  4Q25  5.43%  Source: OFG company documents and S&P Capital IQ Pro; Financial data for the end of each period presented per public filings  (1) Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included in Appendix for a reconciliation to this measure’s most directly comparable GAAP financial measure.  14  5.40%  5.42%  5.31%  5.24%  5.12%  3Q24  4Q24  1Q25  2Q25  3Q25  4Q25

 Financial Highlights  Net Income ($M)  Pre Provision Net Revenues1 ($M)  Total Core Revenues1 ($M)  3Q24 4Q24 1Q25 2Q25 3Q25 4Q25  ROAA & PPNR ROAA1  3Q24 4Q24 1Q25 2Q25 3Q25 4Q25  ROATCE1  3Q24 4Q24 1Q25 2Q25 3Q25 4Q25  Efficiency Ratio  $47.0  $50.3  $45.6  $51.8  $51.8  $55.9  $83.1  $83.0  $85.1  $87.6  $89.6  $79.3  $174  $182  $178  $182  $184  $185  1.66%  1.75%  1.56%  1.73%  1.69%  1.81%  2.93%  2.88%  2.92% 2.93% 2.93%  2.56%  3Q24  4Q24  1Q25  2Q25  3Q25  4Q25  15.9%  16.7%  15.3%  17.0%  16.4%  17.2%  3Q24  4Q24  1Q25  2Q25  3Q25  4Q25  52.6%  54.8%  52.4%  52.0%  52.5%  56.7%  3Q24  4Q24  1Q25  2Q25  3Q25  4Q25  4Q25 includes  $16.8M tax benefit from discrete items  Source: OFG company documents and S&P Capital IQ Pro; Financial data for the end of each period presented per public filings  (1) Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included in Appendix for a reconciliation to this measure’s most directly comparable GAAP financial measure.  15  PPNR ROAA ROAA

 Historical Capital Levels  Tangible Common Equity / Tangible Assets1  2021Y 2022Y 2023Y  Common Equity Tier 1 Ratio  Tier 1 Leverage Ratio  2021Y 2022Y 2023Y  Total Risk Based Capital Ratio  9.7%  9.6%  9.7%  10.1%  10.5%  2024Y  2025Y  9.7%  10.4%  11.0%  10.9%  10.7%  2024Y  2025Y  13.8%  13.6%  14.1%  14.3%  14.0%  2021Y  2022Y  2023Y  2024Y  2025Y  15.5%  Source: OFG company documents and S&P Capital IQ Pro; Financial data for the end of each period presented per public filings  (1) Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included in Appendix for a reconciliation to this measure’s most directly comparable GAAP financial measure.  16  14.9%  15.4%  15.5%  15.2%  2021Y  2022Y  2023Y  2024Y  2025Y

 Lending & Asset Quality

 $740M  $156M  $957M  $150M  $304M  $836M  $433M  $835M  $180M  $289M  Commercial PR  Commercial US  Auto  Mortage  Consumer  1.6%  NPLs / Total Loans  1.0%  NCOs / Avg Loans  30.2%  29.1%  30.8%  30.8%  32.4%  6.9%  9.4%  10.0%  9.0%  10.1%  26.7%  28.7%  30.2%  32.7%  32.2%  29.8%  24.9%  20.7%  18.9%  17.0%  6.4%  7.9%  8.2%  8.6%  8.3%  $6,403  $6,835  $7,534  $7,792  $8,201  6.76%  7.09%  8.00%  8.22%  7.82%  2021Y  Commercial PR  2022Y 2023Y  Commercial US  2024Y  Mortgage  2025Y  Consumer  Historical Loan Composition (HFI)  Diversified Loan Portfolio  Source: S&P Capital IQ Pro; Financial data per public filings or most recent earnings release for the end of each period presented Note: Unless otherwise noted, all data presented on this page are as of FY 2025  (1) Includes unfunded commitments.  18  Loan Yield  Auto  Loan Production (2024 vs. 2025)  Total new loan production of $2.6bn in 2025, up 11.5% YoY  $176M  NDFI  Exposure  $8.2B  Gross Loans HFI  14%  Top 20 Loans / Total Loans1  Loan Portfolio Summary  7.82%  Loan Yield  5.3%  Total Portfolio Growth Y/Y  2.5%  Reserves / Loans HFI  ‘24  ‘25  ‘24  ‘25  ‘24  ‘25  ‘24  ‘25  ‘24  ‘25

OFGBancorp

Commercial Loans

Commercial Loan Portfolio


Commercial U.S.
$830 Million
24% of Commercial
10% of Total Loans
PR - CRE
$1,306 Million
37% of Commercial
16% of Total Loans
$3.5B
Commercial
Loan
Portfolio
PR - C&I
$1,354 Million
39% of Commercial
17% of Total Loans

7.35%
Commercial Loan Yield (FY2025)

Commercial & Industrial Portfolio (PR & US)

$2.2B	73%	$285K
C&I Loans	Variable Rate	Avg. Loan Size

Commercial Real Estate

$1.3B	59.6%	$991K
CRE Loans	NOO CRE / TRBC[3]	Avg. Loan Size

Top C&I Industry Concentrations[1]


$1.4B
PR - C&I
Construction 18%
Finance and Insurance 12%
Retail Trade 12%
Wholesale Trade 10%
Manufacturing 8%
RE / Rental / Leasing 7%
Transport / Warehouse 6%
Health & Social Asst. 5%
Food Services 4%
All Other 18%


$0.8B
U.S. - C&I
Finance and Insurance 26%
Utilities 15%
Manufacturing 15%
Health & Social Asst. 14%
Prof., Scientific & Technical Services 9%
Wholesale Trade 5%
Construction 4%
All Other 12%

OO CRE by Property Type[2]


Warehouse Buildings 35%
Hospitals 21%
Educational Facilities 13%
Medical Office 6%
Retail Space 5%
Office Space 4%
Light Industrial 3%
All Others 13%

NOO CRE by Property Type[3]


Shopping Centers 25%
Hotel 25%
Office Space 18%
Retail Space 13%
Warehouse Buildings 5%
Courthouses 4%
Assisted Living 3%
Fast Foods 3%
Marinas 2%
All Others 2%

Source: S&P Capital IQ Pro; Financial data per public filings or most recent earnings release for the end of each period presented
(1) Includes unfunded commitments.
(2) Owner occupied commercial real estate.
(3) Non-owner occupied commercial real estate per regulatory definition.

19

 Auto Loan Portfolio1 Mortgage Loan Portfolio  Auto, Mortgage and Consumer Loan Portfolios  Source: OFG company documents and S&P Capital IQ Pro; Financial data for the end of each period presented per public filings  (1) FICO scores reflect updated FICO scores as of December 31, 2025  $2.6B  Auto Portfolio  No FICO: 1%  700+ FICO:  56%  661-699 FICO:  15%  1-660 FICO:  28%  Consumer Loan Portfolio  $1.4B  Mortgage Portfolio  Quarterly Auto Originations  Quarterly Mortgage Originations  Quarterly Consumer Originations  ~11.6%  Consumer Loan Yield (FY2025)  $0.7B  Consumer Portfolio  Personal Loans: 93%  Credit Lines: 2%  Credit Cards & Other: 5%  0.15%  Net Recovery (FY2025)  ~6.0%  Mortgage Loan Yield (FY2025)  20  32% of Total Loans 17% of Total Loans  8% of Total Loans  ~8.6%  Auto Loan Yield (FY2025)  71%  Prime FICO or Greater  1.5%  NCOs / Avg. Loans (FY2025)  $17.6M  Total Non-Performing Loans  $4.4M  Total Non-Performing Loans  4.1%  NCOs / Avg. Loans (FY2025)

 Historical Asset Quality Trends  Non-Performing Loans / Total Loans  2021Y 2022Y  Net Charge Offs / Average Loans  1.75%  1.46%  1.13%  1.06%  1.59%  2023Y  2024Y  2025Y  0.76%  0.42%  0.73%  0.89%  1.00%  2021Y  2022Y  2023Y  2024Y  2025Y  Asset quality and credit metrics are sound and well-controlled  Increase in 2025 non-performing loans is primarily the result of a proactive migration of a single credit:  – In December 2025, OFG migrated a  $45 million Puerto Rico telecommunications loan to non-accrual, through this loan was not past due as of December 31, 2025  Non-performing and non-accrual loans remain isolated and idiosyncratic; single telecommunications loan described above represents 35% of all NPLs; top 5 non-accruals represent 58% of all NPLs  Increase in charge-offs through 2025 is partially driven by sales of non-accrual loans  Typical seasonal pattern of higher delinquency and nonperforming levels in retail portfolios at year end  21

 Reserves  $156  $153  $161  $176  $202  2.44%  2.23%  2.14%  2.26%  2.47%  2021Y 2022Y  Reserves / Non-Performing Assets (%)  2023Y  2024Y  2025Y  ACL / Gross Loans HFI  Allowance for Credit Losses ($M)  120.9%  22  132.0%  161.1%  187.9%  148.8%  2021Y  2022Y  2023Y  2024Y  2025Y

 Deposits & Liquidity

  0.1% 0.1%  1.7%  1.6%  56.7%  55.7%  57.4%  54.1%  52.9%  29.1%  30.7%  26.0%  26.0%  25.6%  2.3%  2.0%  3.9%  6.1%  6.3%  11.7%  11.4%  11.1%  12.2%  11.9%  $8,603  $8,568  $9,762  $9,605  $10,263  2021Y  2022Y  Brokered  2023Y  2024Y  2025Y  0.44%  0.88%  1.56%  1.53%  0.13% 0.27%   1.72%  2.29%  1.96%  0.21%  0.36%  0.33%  1.41%  1.80%  1.60%  2021Y 2022Y 2023Y 2024Y 2025Y  0.50%  1.17%  2.07%  2.01%  0.20% 0.41%   2.53%  3.21%  2.74%  0.31%  0.48%  0.45%  1.98%  2.49%  2.19%  2021Y 2022Y 2023Y 2024Y 2025Y  Deposits  Deposits  Cost of Deposits  Cost of Interest-Bearing Deposits  Mainland Peers  PR Peers OFG  Mainland Peers  PR Peers OFG  IB Savings & Demand  NIB Demand  Institutional CDs  Retail CDs  3.3%  Source: S&P Capital IQ Pro; Financial data per public filings for the end of each period presented  24

 Liquidity  Unrestricted Cash & Equivalents  $1,040M  Unencumbered Securities  $1,056M  FHLB  $351M  Fed Discount Window  $2,286M  Liquidity Sources  $4.7B  available liquid funds and borrowing capacity  74%  80%  77%  81%  80%  2021Y  2022Y  2023Y  2024Y  2025Y  Loans HFI / Total Deposits  26%  (1) Reflects cash, cash equivalents and available-for-sale securities at fair value as a percentage of total assets  25  20%  25%  25%  28%  2021Y  2022Y  2023Y  2024Y  2025Y  Cash + AFS Securities / Assets1  $100M outstanding repurchase agreements  $456M outstanding FHLB advances

OFGBancorp

Securities Portfolio

MRQ Securities Portfolio Composition

AFS Securities

~90% of Portfolio

Portfolio: $2,511M (fair value)
Yield: 4.43%
Unrealized Losses: $18M / 1%
Average Life: 7.7 years



$2.5B
$491M GNMA
$2.6M CMOS issued by US GSEs
$1.7M US Treasuries
$0.5M Other Debt Securities
$2,016M FNMA & FHLMC

HTM Securities

~10% of Portfolio

Portfolio: $225M
Yield: 1.73%
Unrealized Losses: $44M / 16%
Average Life: 8.3 years



$0.2B
$225M FNMA & FHLMC

Investment Portfolio Summary

Highly liquid securities portfolio positioned primarily in mortgage-backed securities of government sponsored entities

4.43% Weighted Average Yield of AFS Securities

$18.4M Gross Unrealized Loss on AFS Securities

7.7 Yr. Weighted Average Life of AFS Securities

1.73% Weighted Average Yield of HTM Securities

$44.4M Gross Unrealized Loss on HTM Securities

8.3 Yr. Weighted Average Life of HTM Securities

	Amortized Cost	Unrealized Gains/(Losses)	Fair Value	Weighted Average Yield
Available-for-Sale Securities				
FNMA and FHLMC	$2,015.7	($0.1)	$2,015.6	4.59%
GNMA	508.9	(18.3)	490.6	3.81%
CMOs Issued by GSEs	2.6	(0.0)	2.6	2.64%
Mortgage Backed Securities (AFS)	**$2,527.2**	**($18.4)**	**$2,508.7**	**4.43%**
US Treasuries	1.7	0.0	1.7	4.11%
Other Debt Securities	0.5	0.0	0.5	2.35%
Investment Securities (AFS)	**$2.2**	**$0.0**	**$2.2**	**3.70%**
Total Securities Available-for-Sale	**$2,529.3**	**($18.4)**	**$2,510.9**	**4.43%**
Held-to-Maturity Securities				
FNMA and FHLMC	269.5	(44.4)	225.1	1.73%
Total Securities Held-to-Maturity	**$269.5**	**($44.4)**	**$225.1**	**1.73%**

Note: Unless otherwise noted, all data presented on this page are as of FY 2025

26

 Appendix

OFGBancorp

Double Leverage and Interest Coverage

($ in millions)	Fiscal Year Ended, 2021	2022	2023	2024	2025	Pro Forma OFG + Offering[1] 2025	
Double Leverage							
Bank-Level Equity	$1,011	$938	$1,095	$1,189	$1,332	$1,500	
Consolidated Equity	1,069	1,042	1,193	1,254	1,390	1,390	
Double Leverage Ratio	95%	90%	92%	95%	96%	108%	
Interest Coverage							
Earnings:							
Income From Continuing Operations Before Taxes	$214.6	$244.1	$265.2	$253.7	$234.1	$228.0	
(+) Borrowings Interest	2.8	1.3	12.0	11.6	19.7	$19.7	
(+) Coupon Payment Related to $200mm Sub Debt Raise	–	–	–	–	–	$14.0	
Earnings (Before Corporate Debt Interest)	$217.4	$245.4	$277.3	$265.3	$253.8	$261.7	A
(+) Interest on Deposits	39.0	32.2	76.0	150.3	152.7	$152.7	
Earnings (Before Corporate Debt & Deposit Interest)	256.4	277.6	353.3	415.6	406.6	414.4	B
Interest Expense:							
Borrowings Interest	2.8	1.3	12.0	11.6	19.7	19.7	
(+) Coupon Payment Related to $200mm Sub Debt Raise	–	–	–	–	–	14.0	
Interest Expense, Excluding Interest on Deposits	2.8	1.3	12.0	11.6	19.7	33.7	C
(+) Interest on Deposits	39.0	32.2	76.0	150.3	152.7	152.7	
Interest Expense, Including Interest on Deposits	41.8	33.5	88.0	161.8	172.5	186.5	D
Interest Coverage (Ex. Deposit Interest Expense) - A / C	**77.2x**	**195.7x**	**23.0x**	**23.0x**	**12.9x**	**7.8x**	
Interest Coverage (Inc. Deposit Interest Expense) - B / D	**6.1x**	**8.3x**	**4.0x**	**2.6x**	**2.4x**	**2.2x**	

(1) Assumes a $200M subordinated debt raise at a market coupon; Assumes 2 years of interest expense attributable to subordinated debt raise held at Holding Company; Remaining 86% down streamed to Bank

28

ACL by % of Portfolio  12/31/23  3/31/24  6/30/24  9/30/24  12/31/24  3/31/25  6/30/25  9/30/25  12/31/25  Auto  3.23%  3.26%  3.33%  3.26%  3.44%  3.51%  3.48%  3.39%  3.51 %  Commercial  1.47%  1.26%  1.12%  1.19%  1.46%  1.52%  1.61%  1.87%  1.90 %  Residential Mortgages  0.98%  0.94%  0.84%  0.83%  0.74%  0.70%  0.66%  0.78%  0.72 %  Consumer  4.37%  4.37%  4.57%  4.71%  4.76%  4.81%  4.82%  4.92%  4.90 %  Total  2.14%  2.08%  2.06%  2.08%  2.26%  2.31%  2.32%  2.44%  2.47 %  Reserves by Loan Category  29  ACL / Total Loans Held for Investment

 Credit Quality Detail  30  *3Q24 reflects booking of the GNMA buy-back option program related to the late August 2024 mortgage servicing portfolio acquisition  NCO Rate  NPL Rate  Early Delinquency Rate  Total Delinquency Rate*

 Core Non-Interest Income ($M)  Total  31  Banking Services  Wealth Management  Mortgage Banking

 Non-GAAP Measures Definitions  32  OFG reports certain financial measures that are not in accordance with GAAP. These non-GAAP financial measures are provided as supplemental information to the financial measures in this report that are calculated and presented in accordance with GAAP.  Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. To mitigate these limitations, OFG has procedures in place to calculate these measures using the appropriate GAAP or regulatory components. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.  Non-GAAP Measures Definitions:  Tangible Common Equity: Total stockholders’ equity less intangible assets.  Tangible Common Equity / Tangible Assets: Total stockholders’ equity less intangible assets divided by total assets less intangible assets.  Return on Average Tangible Common Equity (ROATCE): Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  Pre-Provision Net Revenues (PPNR): Pre-provision net revenues is a non-GAAP measure calculated based on net interest income plus total non-interest income, net, less total non-interest expenses for the period.  PPNR Return on Average Assets (PPNR ROAA): Pre-provision net revenues divided by average total assets.  Efficiency Ratio: Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.  Core Deposits: Total deposits less brokered deposits.  Non-interest Income, net (Core): Reflects total banking and financial service revenues.  Total Core Revenues: Reflects net interest income plus non-interest income, net (core).

 Non-GAAP Reconciliations  (in thousands, except ratio data)   As of or for the Quarters Ended,   As of or for the Years Ended December 31,  Tangible Common Equity and Tangible Assets  2025Q4  2025Q3  2025Q2  2025Q1  2024Q4  2024Q3   2025   2024    2023    2022    2021   Total Stockholders' Equity  $ 1,390,005  $ 1,375,417  $ 1,334,453  $ 1,295,361  $ 1,254,371  $ 1,318,132  $ 1,390,005  $ 1,254,371  $ 1,193,480  $ 1,042,406  $ 1,069,160  Goodwill  (84,241)  (84,241)  (84,241)  (84,241)  (84,241)  (84,241)  (84,241)  (84,241)  (84,241)  (84,241)  (86,069)  Other Intangible Assets  (9,855)  (11,086)  (12,318)  (13,550)  (14,782)   (16,260)   (9,855)   (14,782)   (20,694)   (27,593)   (36,093)  Tangible Common Equity (Non-GAAP)  $ 1,295,909  $ 1,280,090  $ 1,237,894  $ 1,197,570  $ 1,155,348  $ 1,217,631  $ 1,295,909  $ 1,155,348  $ 1,088,545  $ 930,572   $ 946,998   Total Assets  $ 12,465,657  $ 12,229,812  $ 12,231,510  $ 11,729,257  $ 11,500,734  $ 11,461,382  $ 12,465,657  $ 11,500,734  $ 11,344,453  $ 9,818,780  $ 9,899,720  Goodwill  (84,241)  (84,241)  (84,241)  (84,241)  (84,241)  (84,241)  (84,241)  (84,241)  (84,241)  (84,241)  (86,069)  Core Deposit Intangible  (7,547)  (8,490)  (9,433)  (10,377)  (11,320)  (12,452)  (7,547)  (11,320)  (15,848)  (21,131)  (27,630)  Customer Relationship Intangible  (2,308)  (2,596)  (2,885)  (3,173)  (3,462)  (3,808)  (2,308)  (3,462)  (4,846)  (6,462)  (8,368)  Other Intangible Assets  –  –  –  –  –   –    –    –    –    –    (95)  Tangible Assets (Non-GAAP)  $ 12,371,561  $ 12,134,485  $ 12,134,951  $ 11,631,466  $ 11,401,711  $ 11,360,881  $ 12,371,561  $ 11,401,711  $ 11,239,518  $ 9,706,946   $ 9,777,558   Tangible Common Equity to Tangible Assets (Non-GAAP)  10.47%  10.55%  10.20%  10.30%  10.13%  10.72%  10.47%  10.13%  9.68%  9.59%  9.69%  As of or for the Years Ended December 31,  (in thousands, except ratio data)  Return on Average Tangible Common Equty   As of or for the Quarters Ended, 2025Q4 2025Q3 2025Q2 2025Q1 2024Q4 2024Q3   2025 2024 2023 2022 2021   Net Income  $ 55,893  $ 51,838  $ 51,801  $ 45,572  $ 50,347  $ 47,000  $ 205,103  $ 198,170  $ 181,872  $ 166,239  $ 144,896  Average Stockholders’ Equity  $ 1,394,097  $ 1,361,055  $ 1,318,886  $ 1,290,888  $ 1,304,779  $ 1,280,760  $ 1,341,568  $ 1,255,872  $ 1,110,919  $ 1,042,202  $ 1,049,960  Average Intangible Assets  (94,711)  (95,943)  (97,175)  (98,407)  (99,762)  (101,240)   (96,559)   (101,979)   (108,384)   (117,654)   (127,064)  Average Tangible Common Equity (Non-GAAP)  $ 1,299,386  $ 1,265,112  $ 1,221,711  $ 1,192,481  $ 1,205,017  $ 1,179,520  $ 1,245,009  $ 1,153,893  $ 1,002,535  $ 924,549  $ 922,896  Average Return on Tangible Common Equity (Non-GAAP)  17.21%  16.39%  16.96%  15.29%  16.71%  15.94%  16.47%  17.17%  18.14%  17.98%  15.70%  As of or for the Years Ended December 31,  (in thousands, except ratio data)  Total Core Revenue   As of or for the Quarters Ended, 2025Q4 2025Q3 2025Q2 2025Q1 2024Q4 2024Q3   2025 2024 2023 2022 2021   Banking service revenues  16,550  15,930  15,982  15,981  15,329  15,554  64,443  66,923  70,078  71,161  71,706  Wealth management revenues  11,378  9,014  8,918  8,455  10,626  8,449  37,765  35,622  32,990  32,635  35,044  Mortgage banking activities  4,699  4,312  5,347  4,776  6,811   2,268    19,133    18,636    18,787    21,929    22,508   Total banking and financial service revenues  $ 32,627  $ 29,256  $ 30,247  $ 29,212  $ 32,766  $ 26,271  $ 121,341  $ 121,181  $ 121,855  $ 125,725  $ 129,258  Net Interest Income  $ 152,744  $ 154,724  $ 151,928  $ 149,071  $ 149,138   $ 147,875    $ 608,467    $ 588,440    $ 560,870    $ 482,080    $ 407,370   Total core revenues  $ 185,371  $ 183,980  $ 182,175  $ 178,283  $ 181,904  $ 174,146  $ 729,808  $ 709,621  $ 682,725  $ 607,805  $ 536,628  Non-interest expense  $ 105,011  $ 96,548  $ 94,802  $ 93,452  $ 99,718   $ 91,600    $ 389,813    $ 375,690    $ 363,365    $ 345,546    $ 325,756   Efficiency ratio  56.65%  52.48%  52.04%  52.42%  54.82%  52.60%  53.41%  52.94%  53.22%  56.85%  60.70%  (in thousands, except ratio data)  Pre-Tax Pre-Provision Net Revenue    As of or for the Quarter Ended, 2025Q4 2025Q3 2025Q2 2025Q1 2024Q4 2024Q3  As of or for the Years Ended December 31,   2025 2024 2023 2022 2021   Pre-Tax Income  $ 47,420  $ 61,371  $ 65,879  $ 59,448  $ 52,787  $ 61,784  $ 234,117  $ 253,748  $ 265,248  $ 244,105  $ 214,603  Provision Expense  31,889  28,258  21,678  25,688  30,190  21,359  107,513  82,251  60,638  24,119  221  Pre-Tax Pre-Provision Net Revenue (Non-GAAP)  $ 79,309  $ 89,629  $ 87,557  $ 85,136  $ 82,977  $ 83,143  $ 341,630  $ 335,999  $ 325,886  $ 268,224  $ 214,824  Average Assets  $ 12,377,910  $ 12,248,544  $ 11,958,502  $ 11,657,544  $ 11,523,140  $ 11,347,795  $ 12,063,114  $ 11,326,121  $ 10,174,624  $ 10,119,505  $ 10,307,369  Pre-Tax Pre-Provision Average Return on Assets (Non-GAAP)  2.56%  2.93%  2.93%  2.92%  2.88%  2.93%  2.83%  2.97%  3.20%  2.65%  2.08%  33

 Core Deposits / Cost of Core Deposits (Average)   2025Q4    2025Q3    2025Q2    2025Q1    2024Q4    2024Q3   Average Balance  NOW Accounts  $ 3,211,013  $ 3,208,598  $ 3,211,382  $ 3,193,088  $ 3,282,808  $ 3,395,425  Savings Accounts  2,258,856  2,215,538  2,119,036  2,093,431  2,038,523  2,009,028  Time Deposits  1,840,618  1,854,320  1,824,006  1,795,517  1,689,684  1,616,946  Non-Interest Bearing Deposits  2,620,452  2,587,913  2,581,877  2,541,743  2,544,198  2,567,353  Total Core Deposits Balance (Non-GAAP)  $ 9,930,939  $ 9,866,369  $ 9,736,301  $ 9,623,779  $ 9,555,213  $ 9,588,752  Interest Expense  NOW Accounts  $ 14,976  $ 15,941  $ 15,451  $ 14,897  $ 16,871  $ 20,013  Savings Accounts  6,450  6,212  5,175  5,028  5,062  4,777  Time Deposits  14,113  14,362  13,960  13,777  13,247  12,202  Non-Interest Bearing Deposits  –  –  –  –  –  –  Total Core Deposits Interest Expense (Non-GAAP)  $ 35,539  $ 36,515  $ 34,586  $ 33,702  $ 35,180  $ 36,992  Core Deposit Cost (Non-GAAP)  1.42%  1.47%  1.42%  1.42%  1.46%  1.53%  34  (in thousands, except ratio data)   As of or for the Quarter Ended,   Non-GAAP Reconciliations (Continued)

 Thank you.